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                                                                    Exhibit 10.1


         STOCK PURCHASE AGREEMENT, dated as of March 5, 2003, among VENTURES-NATIONAL INCORPORATED, a Utah corporation with offices at 1855 Norman Avenue, Santa Clara, California 95054-2029 ( Purchaser ), COESEN INC., a New Hampshire corporation (the Corporation ), and HOWARD DOANE, an individual residing at 56 Whitehall Road, Amesbury, Massachusetts, 01913 ( Seller ).

                                  INTRODUCTION

         Purchaser desires to acquire ten (10) shares (the Shares ) of common stock, par value $0.0 per share, of the Corporation owned by Seller in exchange for $5,000 (the Purchase Price ), and 30,000 shares of Purchaser s common stock, par value $0.001 per share and a partial release from Eastern Bank of Seller s financial liability under certain loan and security agreements and Seller desires to effect such exchange as hereinafter provided. In a contemporaneous transaction, Titan PCB East, Inc. a Delaware corporation and subsidiary of the Purchaser has purchased substantially all of the assets of Eastern Manufacturing Corporation, a company entirely owned by Seller, from Eastern Bank by secured party sale.

         NOW THEREFORE, in consideration of respective covenants, promises, and obligations contained herein, the parties hereto hereby agree as follows:

I. REPRESENTATIONS AND WARRANTIES OF SELLER AND THE CORPORATION.

         Seller and the Corporation hereby represent and warrant, jointly and severally, as of the date hereof to Purchaser as follows:

Section 1.01    Organization and Qualification.

         The Corporation has no subsidiary or affiliated corporation nor owns any interest in any other enterprise (whether or not such enterprise is a corporation). The Corporation is a corporation duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation, with all requisite power and authority, and all necessary consents, authorizations, approvals, orders, licenses, certificates, and permits of and from, and declarations and filings with, all federal, state, local, and other governmental authorities and all courts and other tribunals, to own, lease, license, and use its respective properties and assets and to carry on the business in which it is now engaged and the respective business in which it contemplates engaging. The Corporation is duly qualified to transact the business in which it is engaged and is in good standing as a foreign corporation in every jurisdiction in which its ownership, leasing, licensing, or use of property or assets or the conduct of its business makes such qualification necessary.

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Section 1.02    Capitalization.

         The authorized capital stock of the Corporation consists of 30 shares of common stock, par value $0.0 per share ( Corporation Common Stock ), of which 30 shares are outstanding. Each of such outstanding shares of the Corporation Common Stock is validly authorized, validly issued, fully paid, and nonassessable, has not been issued and is not owned or held in violation of any preemptive or similar right of stockholders, and is owned of record and beneficially solely by Seller, free and clear of all liens, security interests, pledges, charges, encumbrances, stockholders agreements, and voting trusts. There is no commitment, plan, or arrangement to issue, and no outstanding option, warrant, or other right calling for the issuance of, any share of capital stock of the Corporation or any security or other instrument convertible into, exercisable for, or exchangeable for capital stock of the Corporation. There is outstanding no security or other instrument convertible into or exchangeable for capital stock of the Corporation.

Section 1.03    Financial Condition.

         The fair market value of the assets of the Corporation exceed the liabilities thereof. Since inception, the Company has operated profitably. The Corporation has not authorized, declared, paid, or effected any dividend or liquidating or other distribution in respect of its capital stock or any direct or indirect redemption, purchase, or other acquisition of any stock of the Corporation. The operations and business of the Corporation have been conducted in all respects only in the ordinary course. There has been no accepted purchase order or quotation, arrangement, or understanding for future sale of the products or services of the Corporation which the Corporation or Seller expect will not be profitable. The Corporation has not suffered an extraordinary loss (whether or not covered by insurance) or waived any right of substantial value. The Corporation has not paid or incurred any tax, other liability, or expense resulting from the preparation of, or the transactions contemplated by, thi Agreement, it being understood that Seller shall have paid or will pay all such taxes (including any stock transfer taxes resulting from this Agreement or the transactions contemplated hereby), liabilities, and expenses. There is no fact known to the Corporation or Seller which materially adversely affects or in the future (as far as the Corporation or Seller can foresee) may materially adversely affect the financial condition, results of operations, business, properties, assets, liabilities, or future prospects of the Corporation; provided, however, that the Corporation and Seller express no opinion as to political or economic matters of general applicability.

Section 1.04    Tax and Other Liabilities.

         The Corporation has no liability of any nature, accrued or contingent, including without limitation liabilities for federal, state, local, or foreign taxes and penalties, interest, and additions to tax ( Taxes ) and liabilities to customers or suppliers. The execution, delivery, and performance of this Agreement by the Corporation will not cause any Taxes to be payable (other than by Seller) or cause any lien, charge, or encumbrance to secure any Taxes to be created either immediately or upon the nonpayment of any Tax (other than on the properties or assets of Seller). The Corporation has filed all federal, state, local, and foreign tax returns required to be filed by it; has delivered to Purchaser a true and correct copy of each such return which was filed in the past six years; has paid (or has established on the last Corporation balance sheet a reserve for) all Taxes, assessments, and other governmental charges payable or remittable by it or levied upon it or its properties, assets, inco or franchises which are due and payable; and has delivered to Purchaser a true and correct copy of any report as to adjustments received by it from any taxing authority during the past six years and a statement as to any litigation, governmental or other proceeding (formal or informal), or investigation pending, threatened, or in prospect with respect to any such report or the subject matter of such report.

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Section 1.05    Litigation and Claims.

         There is no litigation, arbitration, claim, governmental or other proceeding (formal or informal), or investigation pending, threatened, or in prospect (or any basis therefor known to the Corporation or Seller) with respect to the Corporation, Seller, or any of its or his respective businesses, properties or assets. The Corporation is not affected by any present or threatened strike or other labor disturbance nor, to the knowledge of the Corporation, or Seller, is any union attempting to represent any employee of the Corporation as collective bargaining agent. The Corporation is not in violation of, or in default with respect to, any law, rule, regulation, order, judgment, or decree; nor is the Corporation or Seller required to take any action in order to avoid such violation or default.

Section 1.06    Properties.

         The Corporation owns no real property. The Corporation has good title to all personal properties and assets used in its business or owned by it, free and clear of all liens, mortgages, security interests, pledges, charges, and encumbrances.

         (a) Attached as Schedule 1.06 is a true and complete list of properties and assets owned by the Corporation or leased or licensed by the Corporation from or to a third party (including inventory but not including Intangibles, as defined in Section 1.09). All real and other tangible properties and assets owned, leased, or licensed by the Corporation or are in good and usable condition (reasonable wear and tear which is not such as to affect adversely the operation of the business of the Corporation excepted).

         (b) No state of facts relating to the actions or inaction of another person or entity or his or its ownership, leasing, licensing, or use of any real or personal property exists or will exist which would prevent, the continued effective ownership, leasing, licensing, or use of such real property in the business in which the Corporation is now engaged or the business in which it contemplates engaging.

         (c) The properties and assets (including Intangibles) owned by the Corporation or leased or licensed by the Corporation from a third party constitute all such properties and assets which are necessary to the business of the Corporation as presently conducted or as it contemplates conducting.

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Section 1.07    Contracts and Other Instruments.

         Set forth in Schedule 1.07 hereto is a true and correct list of all material contracts, agreements, instruments, leases, licenses, arrangements, or understandings of, or with respect to, the Corporation. The Corporation has furnished to Purchaser (i) its certificate of incorporation (or other charter document) and bylaws and all amendments thereto presently in effect, certified by the Secretary of the Corporation, and (ii) true and correct copies of all contracts, agreements, and instruments referred to in Schedule 1.07 hereto. Neither the Corporation, Seller, nor any other party to any such contract, agreement, instrument, lease, or license is now or expects in the future to be in violation or breach of, or in default with respect to complying with, any material term thereof, and each such contract, agreement, instrument, lease, or license is in full force and is the legal, valid, and binding obligation of the parties thereto and (subject to applicable bankruptcy, insolvency, and other l affecting the enforceability of creditors rights generally) is enforceable as to them in accordance with its respective terms. Each such supply, distribution, agency, financing, or other arrangement or understanding is a valid and continuing arrangement or understanding; neither the Corporation, nor any other party to any such arrangement or understanding has given notice of termination or taken any action inconsistent with the continuance of such arrangement or understanding; and the execution, delivery, and performance of this Agreement will not prejudice any such arrangement or understanding in any way. The Corporation enjoys peaceful and undisturbed possession under all leases and licenses under which it is operating. The Corporation is not a party to or bound by any contract, agreement, instrument, lease, license, arrangement, or understanding, or subject to any charter or other restriction, which has had or may in the future have a material adverse effect on the financial condition, results of operations, business, properties, assets, liabilities, or future prospects of the Corporation. The stock ledgers and stock transfer books and the minute book records of the Corporation relating to all issuances and transfers of stock by the Corporation and all proceedings of the stockholders and the Board of Directors and committees thereof of the Corporation since their respective incorporations made available to Purchaser are the original stock ledgers and stock transfer books and minute book records of the Corporation or exact copies thereof. The Corporation is not in violation or breach of, or in default with respect to, any term of its certificate of incorporation (or other charter document) or by-laws. The Corporation is not a member of a customer or user organization or of a trade association.

Section 1.08    Employees.

         (a) The Corporation has no, and does not contribute to, any pension, profit-sharing, option, other incentive plan, or any other type of Employee Benefit Plan (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ( ERISA )), and has any obligation to or customary arrangement with employees for bonuses, incentive compensation, vacations, severance pay, insurance, or other benefits.

         (b) The Corporation does not currently contribute to and since September 16, 1980 has not effectuated either a complete or partial withdrawal from any multiemployer Pension Plan within the meaning of Section 3(37) of ERISA.

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Section 1.09    Patents, Trademarks, Etc.

         The Corporation owns or possesses sufficient legal rights to all intellectual property, including, without limitation, any patent, patent application, trademark, trademark application, trade secret, trade name, service mark, copyright, franchise, right to apply for any of the foregoing or other intangible property or asset (all of the foregoing being herein called Intangibles ) necessary for the conduct of its business as now conducted and as proposed to be conducted without any conflict with, or infringement of, the rights of others in any material respect. The Corporation does not own or have pending, or is licensed under, any Intangibles, other than as described in
Schedule 1.09, all of which are in good standing and uncontested. Schedule 1.09 accurately sets forth all Intangibles owned by the Corporation, and all Intangibles licensed by the Corporation from or to a third party, and a description of such license. Except as set forth on Schedule 1.09, there are no outstanding options, licenses, or agreements of any kind relating to the Intangibles, nor is the Corporation bound by or a party to any options, licenses or agreements of any kind with respect to the Intangibles of any other person or entity other than such licenses or agreements arising from the purchase of off the shelf or standard commercial products. Neither Seller, any director, officer, or employee of the Corporation, any relative or affiliate of Seller or of any such director, officer, or employee, nor any other corporation or enterprise in which Seller, any such director, officer, or employee, or any such relative or affiliate had or now has a 5% or greater equity or voting or other substantial interest, possesses any Intangible which relates to the business of the Corporation. There is no right under any Intangible necessary to the business of the Corporation as presently conducted or as it contemplates conducting, except such as are so designated in Schedule 1.09. The Corporation has not infringed, is not infringing, or has not received notice of infringement with asserted Intangibles of others. To the knowledge of the Corporation, or Seller, there is no infringement by others of Intangibles of the Corporation. There is no Intangible of others which may materially adversely affect the financial condition, results of operations, business, properties, assets, liabilities, or future prospects of the Corporation.

Section 1.10    Authority to Sell.

         The Corporation and Seller have all requisite power and authority to execute, deliver, and perform this Agreement. All necessary corporate proceedings of the Corporation have been duly taken to authorize the execution, delivery, and performance of this Agreement. This Agreement has been duly authorized, executed, and delivered by the Corporation, has been duly executed and delivered by Seller, constitutes the legal, valid, and binding obligation of the Corporation and Seller, and is enforceable as to them in accordance with its terms. No consent, authorization, approval, order, license, certificate, or permit of or from, or declaration or filing with, any federal, state, local, or other governmental authority or any court or other tribunal is required by the Corporation, or Seller for the execution, delivery, or performance of this Agreement by the Corporation or Seller. No consent of any party to any contract, agreement, instrument, lease, license, arrangement, or understanding to which Corporation, or Seller is a party, or to which it or he or any of its or his respective businesses, properties, or assets are subject, is required for the execution, delivery, or performance of this Agreement (except such consents referred to in Schedule 1.10 hereto); and the execution, delivery, and performance of this Agreement will not (if the consents referred to in Schedule
1.10 are obtained prior to the Closing) violate, result in a breach of, conflict with, or (with or without the giving of notice or the passage of time or both) entitle any party to terminate or call a default under, entitle any party to rights and privileges that such party was not receiving or entitled to receive immediately before this Agreement was executed under, or create any obligation on the part of the Corporation that it was not paying or obligated to pay immediately before this Agreement was executed under, any term of any such contract, agreement, instrument, lease, license, arrangement, or understanding, or violate or result in a breach of any term of the certificate of incorporation (or other charter document) or by-laws of the Corporation, or, violate, result in a breach of, or conflict with any law, rule, regulation, order, judgment, or decree binding on the Corporation, or Seller or to which it or he or any of its or his respective businesses, properties, or assets are subject. Upon the Closing, Purchaser will have good title to all the capital stock of the Corporation held by Seller, free and clear of all liens, security interests, pledges, charges, encumbrances, stockholders agreements, and voting trusts.

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Section 1.11    Completeness of Disclosure.

         No representation or warranty by Seller or the Corporation in this Agreement contains, or on the date of the Closing will contain, an untrue statement of material fact or omits, or on the date of the Closing will omit, to state a material fact required to be stated therein or necessary to make the statements made therein not misleading.

Section 1.12    Validity of Shares; No Additional Equity Interest.

         The Shares are validly authorized and issued, fully paid, and nonassessable. Other than the Shares, Seller holds no beneficial ownership equity interest, direct or indirect, derivative or non-derivative, in the Corporation.

II.     REPRESENTATIONS AND WARRANTIES OF PURCHASER

         Purchaser represents and warrants to Seller as follows:

Section 2.01    Organization and Qualification.

         Purchaser is a corporation duly organized, validly existing, and in good standing under the laws of its respective jurisdiction of incorporation, with all requisite power and authority, and all necessary consents, authorizations, approvals, orders, licenses, certificates, and permits of and from, and declarations and filings with, all federal, state, local, and other governmental authorities and all courts and other tribunals, to own, lease, license, and use its respective properties and assets and to carry on the respective business in which it is now engaged and the respective business in which it contemplates engaging. Purchaser is duly qualified to transact the respective business in which it is engaged and is in good standing as a foreign corporation in every jurisdiction in which its ownership, leasing, licensing, or use of property or assets or the conduct of its business makes such qualification necessary.

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Section 2.02    Authority to Buy.

         Purchaser has all requisite corporate power and authority to execute, deliver, and perform this Agreement. All necessary corporate proceedings of Purchaser have been duly taken to authorize the execution, delivery, and performance of this Agreement. This Agreement has been duly authorized, executed, and delivered by Purchaser, is the legal, valid, and binding obligation of Purchaser, and is enforceable as to Purchaser in accordance with its terms.

III. PURCHASE AND SALE OF THE SHARES.

Section 3.01    Terms of the Sale.

         On the basis of the representations, warranties, covenants, and agreements contained in this Agreement and subject to the terms and conditions of this Agreement:

         (a) Seller shall sell, assign, transfer and convey to Purchaser at the Closing, the Shares. Seller shall deliver at the Closing certificates representing the Shares duly endorsed in blank or accompanied by stock powers duly endorsed in blank, in each case in proper form for transfer, with all stock transfer and any other required documentary stamps affixed thereto.

         (b) In consideration for the Shares, Purchaser shall deliver the Purchase Price to Seller, by check payable to the order of Purchaser or by wire transfer of immediately available funds to an account designated by Purchaser to Seller in writing.

Section 3.02    The Closing.

         The closing of the transactions contemplated by this Agreement shall take place at the offices of Reitler Brown LLC, 800 Third Avenue, 21st Floor, New York, New York 10022, at 9:00 a.m., local time, on March 5, 2003. The closing may occur at such different place, such different time, or such different date or a combination thereof as Purchaser and Seller agree in writing. The closing of the transactions contemplated by this Agreement is herein called the Closing. If the Closing shall not take place by the close of business on such date, then the parties not at fault shall, in addition to all other rights and remedies available at law or in equity against the defaulting parties, have the right to cancel and terminate this Agreement.

Section 3.03    Closing Conditions

         The obligations of the Purchaser under Section 3.01 to be performed at the Closing shall be subject to satisfaction of the following conditions:

         (a) The resignation of the Seller as director of the Corporation; and

         (b) The appointment of David M. Marks as a director of the Corporation.

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Section 3.04    Indemnity Against Liabilities.

         Seller and the Corporation agree to indemnify and hold harmless Purchaser and its respective officers, directors, employees, counsel, agents, and stockholders, in each case past, present, or as they may exist at any time after the date of this Agreement, and each person, if any, who controls, controlled, or will control any of them within the meaning of Section 15 of the Securities Act or Section 20(a) of the Securities Exchange Act of 1934, as amended (the Exchange Act ) (the Indemnities ), against any and all losses, liabilities, damages, and expenses whatsoever (which shall include counsel fees and any and all expenses whatsoever incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation) as and when incurred arising out of, based upon, or in connection with (a) any breach of any representation, warranty, covenant, or agreement of the Corporation or Seller contained in this Agreement, and (b), if the Closing takes place, any act, alleged act, omission, or alleged omission occurring at or prior to the Closing (including without limitation any which arise out of, are based upon, or are in connection with any of the transactions contemplated hereby).

         The foregoing agreement to indemnify shall be in addition to any liability the Corporation or Seller may otherwise have, including liabilities arising under this Agreement.

IV. MISCELLANEOUS

Section 4.01    Further Actions.

         At any time and from time to time, each party agrees, at its or his expense, to take such actions and to execute and deliver such documents as may be reasonably necessary to effectuate the purposes of this Agreement.

Section 4.02    Availability of Equitable Remedies.

         Since a breach of the provisions of this Agreement could not adequately be compensated by money damages, any party shall be entitled, either before or after the Closing, in addition to any other right or remedy available to it, to an injunction restraining such breach or a threatened breach and to specific performance of any such provision of this Agreement, and in either case no bond or other security shall be required in connection therewith, and the parties hereby consent to the issuance of such an injunction and to the ordering of specific performance.

Section 4.03    Survival.

         The covenants, agreements, representations, and warranties contained in or made pursuant to this Agreement shall survive the Closing irrespective of any investigation made by or on behalf of any party. The statements contained in any document executed by the Corporation or Seller relating hereto or delivered to Purchaser in connection with the transactions contemplated hereby or thereby, or in any statement, certificate, or other instrument delivered by or on behalf of the Corporation or Seller pursuant hereto or thereto or delivered to Purchaser in connection with the transactions contemplated hereby or thereby shall be deemed representations and warranties, covenants and agreements, or conditions, as the case may be, of Seller hereunder for all purposes of this Agreement (including all statements, certificates, or other instruments delivered pursuant hereto or thereto or delivered in connection with the transactions contemplated hereby or thereby).

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Section 4.04    Modification.

         This Agreement and the Schedules hereto set forth the entire understanding of the parties with respect to the subject matter hereof (except as provided in Section 4.03), supersede all existing agreements among them concerning such subject matter, and may be modified only by a written instrument duly executed by each party with the approval of the Board of Directors of each corporate party.

Section 4.05    Notices.

         Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be mailed by certified mail, return receipt requested (or by the most nearly comparable method if mailed from or to a location outside of the United States) or by Federal Express, Express Mail, or similar overnight delivery or courier service or delivered (in person or by telecopy, telex, or similar telecommunications equipment) against receipt to the party to whom it is to be given at the address of such party set forth in the preamble to this Agreement (or to such other address as the party shall have furnished in writing in accordance with the provisions of this Section 4.05) with a copy to each of the other parties hereto. Any notice given to any corporate party shall be addressed to the attention of the Corporate Secretary. Notice to the estate of any party shall be sufficient if addressed to the party as provided in this Section 4.05. Any notice or other communication given by certified mail (or by such comparable method) shall be deemed given at the time of certification thereof (or comparable act), except for a notice changing a party s address which will be deemed given at the time of receipt thereof. Any notice given by other means permitted by this Section 4.05 shall be deemed given at the time of receipt thereof. A copy of any and all notices to Purchaser shall be delivered in accordance with this section to Reitler Brown LLC, 800 Third Avenue, 21st Floor, New York, New York 10022, Attention: Robert Steven Brown, Esq.

Section 4.06    Waiver.

         Any waiver by any party of a breach of any term of this Agreement shall not operate as or be construed to be a waiver of any other breach of that term or of any breach of any other term of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions will not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any waiver must be in writing.

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Section 4.07    Binding Effect.


         The provisions of this Agreement shall be binding upon and inure to the benefit of the Corporation and Seller and their respective successors and assigns and Purchaser and its assigns, heirs, and personal representatives, and shall inure to the benefit of each Indemnitee and its successors and assigns (if not a natural person) and his assigns, heirs, and personal representatives (if a natural person).

Section 4.08    No Third Party Beneficiaries.

         This Agreement does not create, and shall not be construed as creating, any rights enforceable by any person not a party to this Agreement (except as provided in Sections 3.04 and 4.08 hereof).

Section 4.09    Separability.

         If any provision of this Agreement is invalid, illegal, or unenforceable, the balance of this Agreement shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.

Section 4.10    Headings.

         The headings in this Agreement are solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

Section 4.11    Counterparts; Governing Law.

         This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. It shall be governed by and construed in accordance with the laws of New York, without giving effect to conflict of laws.

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         IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first written above.

                                        VENTURES-NATIONAL INCORPORATED


                                        By: /s/ David M. Marks
                                           -------------------------------------
                                            Name: David Marks
                                            Title: Chairman

                                        HOWARD DOANE


                                         /s/ Howard Doane
                                        -------------------------------------


                                        COESEN INCORPORATED


                                        By: /s/ Joseph Thoman
                                           -------------------------------------
                                            Name: Joseph Thoman
                                            Title: Vice President

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